Subsidiaries of the Registrant(1)


                                                  State of         Percentage
                                               Incorporation       Ownership
                                               -------------       ---------

Farmers and Mechanics Bank                      United States         100%

FMS Financial Services, Inc.(2)(4)              New Jersey            100%

Land Financial Services, Inc.(2)(4)             New Jersey            100%

First Plunge, Inc. (3)(4)                       New Jersey            100%

Fishpond, Inc. (3)(4)                           New Jersey            100%

Angell Ayes, Inc. (3)(4)                        New Jersey            100%

Peter's Passion, Inc. (3)(4)                    New Jersey            100%

Atlantic Adventures, Inc.(3)(4)                 New Jersey            100%


---------------
(1) The operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached as Exhibit 13 to the Form 10-K.
(2)  Subsidiary of Farmers and Mechanics Bank.
(3)  Subsidiary of Land Financial Services, Inc.
(4)  Currently an inactive subsidiary.